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                                 EXHIBIT 10.17





                                AIR SOUTH, INC.
                             NON-SIGNATORY AIRLINE
                            USE AND LEASE AGREEMENT

                       JACKSONVILLE INTERNATIONAL AIRPORT





PROPERTIES DEPARTMENT
September 7, 1994
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                                AIR SOUTH, INC.
                             NON-SIGNATORY AIRLINE
                            USE AND LEASE AGREEMENT
                       JACKSONVILLE INTERNATIONAL AIRPORT


       THIS NON-SIGNATORY AIRLINE USE AND LEASE AGREEMENT ("Agreement") is made and entered into this _______ day of _______________, 1994, by and between the Jacksonville Port Authority, a body politic and corporate, existing under the Laws of the State of Florida, as amended, hereinafter referred to as the "AUTHORITY" and Air South, Inc., a corporation organized and existing under the Laws of the State of South Carolina and qualified to do business in the State of Florida, (d/b/a Air South Airlines, Inc.) hereinafter referred to as "AIRLINE".

                                  WITNESSETH:

       WHEREAS, AUTHORITY is the owner and operator of an airport facility known as Jacksonville International Airport, located in Duval County, State of Florida, hereinafter referred to as the "Airport" and

       WHEREAS, AIRLINE is engaged in the business of air transportation of persons, property and mail, and desires to obtain certain rights, services and privileges in connection with the use of the Airport and its facilities and the AUTHORITY is willing to grant the same to AIRLINE upon the terms and conditions hereinafter stated.

       NOW, THEREFORE, for and in consideration of these mutual covenants and agreements herein contained, AUTHORITY and AIRLINE do hereby mutually agree, each for itself, as follows:

                                   ARTICLE I

                                  DEFINITIONS

The following words, terms and phrases wherever used in this Agreement shall, for the purposes of this Agreement, have the following meanings:

1.01     AOA - means the Air Operations Area.

1.02 Air Transportation Company - means a company engaged in the business of scheduled or non-scheduled commercial air transportation of person, property or mail.

1.03 Air Transportation System - means the system operated by AIRLINE for the commercial transportation by air of persons, property and mail.

1.04 Aircraft Parking Position - means those parts of the Ramp Area immediately adjacent to the Terminal that are used for the





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parking of aircraft and support vehicles and loading and unloading of passengers and cargo.

1.05 Airport System - means the Airports and all other airport facilities existing and acquired or constructed in the future by AUTHORITY.

1.06 Commuter Apron - means those parts of the Ramp Area immediately adjacent to the Commuter Operating Area that are used for the parking of aircraft and support vehicles, and loading and unloading of passengers and cargo.

1.07 Commuter Operating Area - means that part of the Terminal that is designated by the AUTHORITY for use by airlines.

1.08 Deplaned Passenger - means any revenue passenger disembarking at the Terminal, including any such passenger who subsequently boards another aircraft of the same or a different Air Transportation Company.

1.09 Director - means the Director of Aviation as appointed by AUTHORITY and includes such person or persons as may from time to time be authorized in writing by AUTHORITY or by the Director to act for the Director with respect to any or all matters pertaining to this Agreement.

1.10 Enplaned Passenger - means any revenue passenger boarding at the Terminal, including any such passenger that previously disembarked from another aircraft of the same or a different Air Transportation Company.

1.11 FAA - means the Federal Aviation Administration, or its authorized successor(s).

1.12 Fiscal Year - means the annual accounting period of AUTHORITY which, at the time of entering into this Agreement, is the period of twelve consecutive months ending the last day of September and beginning the 1st day of October.

1.13 Joint Use Premises - means those Terminal areas which may be assigned for use to two or more Scheduled Air Carriers.

1.14 Landing Area - means those portions of the Airport provided for the landing, taking-off and taxiing of aircraft, including without limitation, approach and turning zones, avigation or other easements, runways, taxiways, runway and taxiway lights, and other appurtenances in connection therewith.

1.15 Maximum Gross Landing Weight - means the maximum gross certification landing weight in one thousand pound units as stated in Airline's Flight Operations Manual at which each aircraft operated at the Airport by AIRLINE is certified by the FAA.





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1.16     Monthly Activity Report - means the written report to be provided by the AIRLINE to the AUTHORITY no later than five (5) business days after the end of each month, on forms provided by AUTHORITY, for activity conducted by AIRLINE during said month.

1.17 Premises - means those areas assigned to AIRLINE as exclusive use, preferential use, and joint use premises, as defined herein.

1.18 Non-Revenue Landing - means any aircraft landing by AIRLINE at the Airport for which Airline receives no revenue, for which said landing was not published in the Official Airlines Guide. Such non-revenue landings include irregular and occasional ferry, emergency, test, courtesy, inspection, or training landings.

1.19 Ramp Area - means the aircraft parking and maneuvering areas adjacent to the Terminal, and includes within its boundaries all Aircraft Parking Positions.

1.20 Revenue Landing - means any aircraft landing by AIRLINE at the Airport for which AIRLINE receives revenue; provided, however, a revenue landing shall not include any landing of an aircraft which, after having taken off from the Airport and without making a landing at any other airport, returns to land at the Airport because of meteorological conditions, mechanical or operating causes, or any other reason of emergency or precaution.

1.21 Scheduled Air Carrier - means any Air Transportation Company performing or desiring to perform, pursuant to published schedules, non-seasonal commercial air transportation services over specified routes to and from the Airport and holding the necessary AUTHORITY from the appropriate federal or state agencies to provide such transportation.

1.22 Terminal - means the buildings, structures and facilities for providing ticketing, dispatching, loading and unloading aircraft of passenger and cargo.

                                   ARTICLE II

                                      TERM

The term of this Agreement shall commence on October 1, 1994, and continue on a month to month basis until terminated by either party. Notice of termination must be given to the other party in writing no less than fifteen (15) days prior to the end of the calendar month.





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                                  ARTICLE III

                                LEASED PREMISES

AIRLINE shall lease areas as defined on Exhibit A, attached hereto and by reference made a part thereof, hereinafter known as Premises.

                                   ARTICLE IV

                                FEES AND CHARGES

4.01     Terminal Space

AIRLINE shall be responsible for all airport charges at the nonsignatory rate as identified on Exhibit B attached hereto and by reference made a part thereof.

4.02     Additional Fees and Charges

         A. Remain Over Night (RON) Fees: AIRLINE shall pay a Remain Over Night (RON) fee of $50.00 per RON for each aircraft parked over night on ramp not leased by AIRLINE as preferential space.

         B. Utilities: Utility fees, which shall not include any charge or toll for telephone usage, are included in the rental rate.

         C. Taxes and Other Governmental Charges: AIRLINE shall pay all taxes that may be levied, assessed or charged upon AIRLINE and shall obtain, maintain and pay for all licenses and permits required by law for the conduct of its business at the Airport.

AIRLINE and AUTHORITY agree that rentals established herein are rentals and fees in effect at execution of this Agreement and that charges for other utilizations and services provided by the Airport will constitute additional rentals and fees.

4.03       Adjustment of Rates

           Airport fees and charges shall be reviewed annually and shall be subject to change without formal amendment to this Agreement on October 1 of each calendar year.

                                   ARTICLE V

                             REPORTING AND PAYMENT

5.01     Reporting

         A. AIRLINE shall furnish to the AUTHORITY, within five (5) days from the end of each month, a Monthly Activity Report on forms provided by the AUTHORITY for operations conducted by AIRLINE during the preceding month.





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         B.      In the event AIRLINE fails to submit its Monthly Activity
Reports as required in Section 5.02, AUTHORITY will estimate the rent, fees and charges based upon one hundred twenty-five percent (125%) of the highest monthly activity reported by AIRLINE in the preceding twelve (12) months and issue an invoice to AIRLINE for same. If no activity data is available, AUTHORITY will reasonably estimate such activity and invoice AIRLINE for same. AIRLINE will be liable for any deficiencies in payments based on estimates made under this provision. If such estimate results in an overpayment by AIRLINE, AUTHORITY will remit such overpayment to AIRLINE. AIRLINE will further be liable for all reasonable fees paid by AUTHORITY to audit AIRLINE's books and to collect fees and charges due AUTHORITY.

5.02     Payment

         A. Exclusive Use and Preferential Use: Rentals for AIRLINE'S Exclusive Use and Preferential Use shall be due in advance, without demand or invoice, on the first day of each month. Said rentals and charges shall be deemed delinquent if payment is not received by the fifth working day of the month.

         B.      Landing Fees, Joint Use Fees, and Passenger Screening Fees:
Payment for Landing Fees, Joint Use Fees, and Passenger Screening Fees, shall be due as of the date of AUTHORITY'S invoice and shall be deemed delinquent if not received within thirty (30) days of the date of such invoice.

         C. Passenger Facility Charges (PFC): Payment of PFCs, less administrative charges, shall be remitted to the AUTHORITY by the last day for the previous month's PFCs.

         D. All Other Charges: All other charges shall be due as of the date of AUTHORITY'S invoice and shall be deemed delinquent if payment is not received within thirty (30) days of the date of such invoice.

         E.      Remittance: Reports and payments shall be remitted to:

                          Corporate Services
                          Jacksonville Port Authority
                          Post Office Box 3005
                          Jacksonville, Florida 32206

with copy of reports to operations Department.

5.03     General

         A. The acceptance by AUTHORITY of total or partial payment by AIRLINE will not preclude AUTHORITY from reviewing the accuracy of AIRLINE'S reports submitted to AUTHORITY and performing appropriate changes to previous invoices.





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         B.      AUTHORITY will provide timely notice of any and all payment delinquencies; provided, however, interest at the rate of one and one-half percent (1-1/2%) per month shall accrue against any and all delinquent payments from the date due until the date payments are received by AUTHORITY. However, this provision does not preclude AUTHORITY from terminating this Agreement as provided for herein for default in the payment of rentals, fees or charges, or from enforcing any other provisions contained herein or provided by law.

         C. In the event AIRLINE'S obligations with respect to the Agreement commence or terminate on any date other than the first or last day of the month, AIRLINE'S rentals, fees, and charges will be prorated on the basis of the number of days such premises, facilities, rights, licensees, services, or privileges were enjoyed during that month.

                                   ARTICLE VI

                                PERFORMANCE BOND

       AIRLINE shall, upon execution of this Agreement, deliver to the AUTHORITY a Performance Bond in the form of a Surety Bond, a Certificate of Deposit, a non-cancelable certified check or cashier's check, in the amount of $150,000.00, to serve as a guarantee and security for the performance by the AIRLINE of all terms, conditions, covenants and agreements herein contained and to be kept and performed by AIRLINE as well as security for fees and charges;
to indemnify the AUTHORITY against any damages to the said premises both real and personal sustained by the AUTHORITY or for any action of breach of default in the Agreement. The Bond, if not cash deposit, will be issued for the full term of this Agreement by a company licensed to do business in the State of Florida, with an A.M. Best rating of A+ or better and in such form as is acceptable to AUTHORITY.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

7.01     Indemnification

         A. AIRLINE shall indemnify, hold harmless and defend AUTHORITY, its officials, agents and employees, its successors and assigns, individually or collectively, from and against any claims, action, loss, damage, injury, liability, cost and expense whatsoever, of any kind or nature (including, but not limited to, attorneys' fees, court costs, and expert fees) based upon injury to persons, including death, or damage to property arising out of, resulting from, or incident to this Agreement, and/or in conjunction with AIRLINE'S use and occupancy of the Premises or use of the Airport, unless occasioned by the sole negligence of AUTHORITY. No member, officer, agent, director, or employee of AUTHORITY/AIRLINE shall be charged personally or held contractually





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liable by or to the other party under the terms or provisions of this Agreement or because of any breach thereof or because of its or their execution or attempted execution.

         B. AIRLINE shall indemnify, save, hold harmless and defend AUTHORITY, its agents and employees, its successors and assigns, individually or collectively, from and against any liability for any claims and actions and all expenses incidental to the investigation and defense thereof, in any way arising from or based upon the violation of any federal, state, or municipal laws, statutes, ordinances, or regulations, by AIRLINE, its agents, employees, licensees, successors and assigns, or those under its control.

7.02     Insurance

         A. Without limiting AIRLINE'S obligation to indemnify AUTHORITY, as provided under this Article, AIRLINE shall provide, pay for and maintain in force at all times during the term of this Agreement, a policy of Comprehensive General Liability Insurance to protect against bodily injury liability and property damage to include fire, in an aggregate amount of not less than One Hundred Million Dollars and No/100 ($100,000,000.00); Statutory Worker's Compensation Insurance; and any other policies of insurance required by AUTHORITY.

         B. AIRLINE must name and endorse the AUTHORITY as an additional insured on the above policies. A certificate or certificates evidencing all such insurance must be provided to the AUTHORITY upon commencement of this Agreement. All insurance must be carried with companies authorized to transact business in the State of Florida, and which are approved by the AUTHORITY. If, at any time, any of the carriers issuing such insurance become disqualified to operate in the State of Florida, the AIRLINE must promptly obtain a satisfactory policy in replacement. Such insurance shall not be changed or canceled without thirty (30) days prior written notice to AUTHORITY.

         C. Protection against loss by any casualty to the equipment or property of AIRLINE shall not at any time be an obligation to the AUTHORITY.

         D. The insurance specified above shall, either by provisions in the policies, or by special endorsements attached thereto, insure AUTHORITY against the risks to which it is exposed as the owner of the premises, and except for Worker's Compensation and Employer's Liability coverage, shall include AUTHORITY and all of its officers, employees and agents as stipulated that no insurance held by AUTHORITY will be called on to contribute to a loss of coverage thereunder. AUTHORITY has no liability for any premiums charged for such coverage, and the inclusion of AUTHORITY as an additional insured is not intended to, and shall not make AUTHORITY a partner or joint venturer with AIRLINE in AIRLINE'S services at the Airport. Such policies, subject to approval by AUTHORITY, shall also insure AIRLINE against the risks to which it is exposed





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as the AIRLINE authorized under this Agreement, and shall be for full coverage without any deductibles and/or retentions and shall contain provisions on the part of the respective insurers waiving the right of such insurers to subrogation.

       E. AUTHORITY reserves the right to review the insurance provision stated herein as to the amount of coverage, new types of insurance and new terms (such as combined single limit coverage). If such review indicates that AIRLINE'S insurance coverage is below the recommended minimums of the Airport Association Council International (AACI), or the American Association of Airport Executives (AAAE), the AUTHORITY reserves the right to unilaterally modify the insurance coverage required under this contract.

                                  ARTICLE VIII

                            ENVIRONMENTAL COMPLIANCE

8.01       Compliance with the Law

           AIRLINE shall comply with and shall cause its officers, employees and any other persons over whom it has control to comply with any and all municipal, state and federal laws, ordinances, and rules and regulations, including but not limited to those adopted, implemented or enforced by the Occupational Safety and Health Administration, Environmental Protection Agency, Department of Environmental Regulation, Department of Natural Resources, Department of Transportation, Department of Agriculture, and U.S. Customs; and AIRLINE will be held responsible for any violation of same.

8.02       Responsibility for Environmental Damage

           AIRLINE'S responsibilities shall include, but not be limited to, investigative, cleanup or restoration costs of any spill or leakage of any substance used or handled by AIRLINE in its operation on the Premises.

8.03       Permits and Licenses

           AIRLINE shall be responsible for obtaining all permits and/or licenses from any of the above described agencies as may be necessary for it to perform the operation contemplated herein, and maintain said permits and/or licenses throughout the entire term of this Agreement.

8.04       Fines or Penalties

           AIRLINE shall hold harmless and reimburse AUTHORITY for any fine or penalty imposed as a result of AIRLINE'S failure to comply with any law, ordinance, rule or regulation.





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                                   ARTICLE IX

                   USE OF THE AIRPORT AND RELATED FACILITIES

9.01       Airline's Rights and Privileges

In addition to all rights granted elsewhere in this Agreement, AIRLINE has the right to use, in common with others so authorized, areas, facilities, equipment and improvements of the Airport for the operation of AIRLINE'S operation and all activities reasonably necessary to such operations, including but not limited to:

           A. The landing, taking off, flying over, taxiing, towing, parking, loading and unloading, conditioning and servicing of AIRLINE'S aircraft and, in areas designated by AUTHORITY, the extended parking, servicing, loading or unloading, storage or maintenance of AIRLINE'S aircraft and support equipment.

           B. Ingress to and egress from the Airport for passengers, guests, employees, patrons, invitees, suppliers of materials, furnishers of services, aircraft, equipment, vehicles, machinery and other property. Such right of ingress and egress shall include access to non-public roadways on the Airport that are necessary to the operation of AIRLINE'S air transportation system, for AIRLINE'S employees, suppliers of materials, and furnishers of services. However, the use of such non-public roadways is subject to the rules and regulations established by AUTHORITY.

9.02       Airline's Obligations

           A. AIRLINE must maintain operation areas in a safe and neat condition at all times and shall not permit the accumulation of any trash, garbage or debris in operation areas or around any building and shall provide proper containers for disposal of trash and garbage.

           B. Should AIRLINE fail to keep its cleaning and maintenance obligations hereunder and such failure continues for more than ten (10) days after receipt of written notice from AUTHORITY to AIRLINE, AUTHORITY shall have the right to perform such cleaning and maintenance activities. If such right is exercised, AIRLINE shall pay to AUTHORITY, upon receipt of invoice, the cost of such services plus twenty-five percent (25%) overhead.

           C. AIRLINE is be responsible for the removal to the extent reasonably practicable, of any accumulation of oil and grease on the aircraft apron and parking positions caused by AIRLINE'S business.

           D. AIRLINE may not store any flammable material, such as gasoline, paint solvents, degreasing and/or similar combustibles on the operation areas.





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         E.      AIRLINE shall accept Premises "as is" except as noted and
approved by AUTHORITY during a pre-rental inspection. AIRLINE shall accept responsibility for general cleanup, painting, etc., as per AIRLINE'S personal specifications.

         F. AIRLINE shall provide and maintain, at its expense, fire extinguishers in such locations in or on the Premises as required by the City of Jacksonville.

9.03     Authority's Obligations

         A. AUTHORITY shall use its best efforts to keep the Airport and its aerial approaches free from obstruction and interference for the safe and proper use thereof by AIRLINE.

         B. AUTHORITY shall develop, maintain and operate the Airport in all respects in the manner comparable to United States airports of substantially similar size, use and activity.

         C. AUTHORITY shall not be liable to AIRLINE for temporary failure to furnish any services to be provided in accordance with this Agreement when due to mechanical breakdown or any other cause beyond the reasonable control of AUTHORITY.

9.04     Exclusions and Reservations

         A. AUTHORITY may prohibit the use of the landing area by any aircraft operated or controlled by AIRLINE which exceeds the design strength or capability of the landing area as described in the current FAA-approved Airport Layout Plan (ALP) or other engineering evaluations performed subsequent to the then current ALP.

         B. Training and testing shall be incidental to the use of the Airport in the operations by AIRLINE and shall not unreasonably hamper or interfere with the use of the Airport and its facilities by others entitled to use of the same.

         C. AIRLINE shall promptly remove any of its disabled aircraft from the landing area and ramp area, shall place any such disabled aircraft only in such storage areas as may be designated by the DIRECTOR and may store such disabled aircraft only upon such terms and conditions as may be established by AUTHORITY. In the event AIRLINE shall fail to remove any of its disabled aircraft as expeditiously as possible, AUTHORITY may, but shall not be obligated to, cause the removal of such disabled aircraft and shall charge AIRLINE the costs incurred in such removal plus 25% overhead.

         D. No services will be permitted by AIRLINE in the ramp loading and unloading area, other than those incidental to the immediate preparation of aircraft for departure and after arrival, such services to include: loading and unloading of passengers, baggage and supplies, fueling, inspection and interior cleaning. Minor and emergency maintenance service may be performed only when





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it can be performed within the time permitted by the rules and regulations of
AUTHORITY relating to the use of ramp loading and unloading areas.

         E. AIRLINE shall not interfere or permit interference with the effectiveness or accessibility of the drainage, sewerage, water, communications, or fire protection systems or any other part of the utility, electrical, or other systems installed or located from time to time at the Airport.

         F. AIRLINE shall not knowingly do or permit to be done anything, either by act or failure to act, that shall cause the cancellation or violation of the provisions, or any part thereof, of any policy of insurance for the Airport, or that shall cause a hazardous condition so as to increase the risks normally attendant upon operations permitted by this Agreement. If such AIRLINE acts or failure to act shall cause cancellation of any policy, then AIRLINE shall immediately, upon written notification by AUTHORITY, do whatever shall be reasonably necessary to cause reinstatement of said insurance. Furthermore, if AIRLINE shall do or permit to be done any act not permitted under this Agreement or fail to do any act required under this Agreement which causes an increase in the insurance premiums, AIRLINE shall immediately, upon notice from AUTHORITY, remedy such actions and pay the increase in premiums.

         G. AIRLINE shall not be permitted to erect, construct or attach company logo, or emblem, or sign of any type or nature in the passenger loading gate and waiting area, or aircraft operations ramp without first obtaining the written permission of the Director.

         H. The rights and privileges granted pursuant to this Article IX are subject to any and all reasonable rules and regulations established by AUTHORITY. AUTHORITY reserves the right to change any rules or regulations for any persons or companies conducting a business at the Airport.

         I. AUTHORITY reserves the right to establish rules and regulations governing access of the general public, including AIRLINE's customers, to public areas in the Terminal.

         J. AUTHORITY reserves the right, from time to time, temporarily or permanently, to restrict the use of any roadway and other areas at the Airport. In the event of such restrictions, AUTHORITY shall ensure the availability of a reasonably equivalent means of ingress and egress.

         K. The rights and privileges granted pursuant to this Article VIII shall not be exercised in such a way as to interfere with or adversely affect the use, operation, maintenance or development of the Airport.





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         L.      Any and all rights and privileges not specifically granted to
AIRLINE pursuant to this Agreement are hereby reserved for and to AUTHORITY.

                                   ARTICLE X

                 ASSIGNMENT, SUBLETTING AND HANDLING AGREEMENTS

10.01    Assignment and Subletting by Airline.

AIRLINE shall not Assign or transfer any of the rights granted in this Agreement nor shall AIRLINE sublet or otherwise transfer any interest in or to the Premises without the written consent of the AUTHORITY; provided, however, that AIRLINE shall first offer such Premises intended for sublet or transfer to the AUTHORITY for its use or reassignment to others.

10.02       Handling Agreement

         A. In the event AIRLINE desires to handle operation of another air transportation company, AIRLINE shall submit details of the proposed agreement to the AUTHORITY and obtain written approval from the AUTHORITY prior to execution of said agreement.

         B. In the event that AIRLINE desires to contract with independent companies to perform various specified services for AIRLINE's operation on Airport property, AIRLINE shall submit details of proposed operations to AUTHORITY prior to initiation of such operations. AUTHORITY will then prepare an operating agreement between AUTHORITY and subcontractor.

         C. If AIRLINE subcontracts without prior approval of AUTHORITY, AIRLINE shall be held responsible for any reports and corresponding fees due AUTHORITY from subcontractor. The imposing of responsibility on AIRLINE in no way signifies approval of subcontractor by AUTHORITY.

                                   ARTICLE XI

                                    SECURITY

11.01 AIRLINE, its employees, agents and representatives shall comply with security measures contained in the Airport Master Security Plan as approved by the FAA and the requirements of FAA, Vol. VI, Part 107, as amended. If AIRLINE, its employees, agents and representatives fail or refuse to comply with said measures and such non-compliance results in a monetary penalty being assessed against AUTHORITY, AIRLINE shall be held responsible and shall reimburse AUTHORITY in the full amount of any such monetary penalty.





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11.02    Each employee of AIRLINE shall purchase an identification card issued by AUTHORITY. Identification cards must be worn at all times by the employees while they are in the Air Operations Area.

                                  ARTICLE XII

                        SURRENDER OF AIRLINE'S PREMISES

12.01    Surrender and Delivery

         Upon termination of this Agreement by lapse of time or otherwise, as provided herein, or as otherwise agreed to by AUTHORITY and AIRLINE, AIRLINE shall restore its premises to as good and fit condition and promptly and peaceably surrender to AUTHORITY its premises and all improvements thereon to which AUTHORITY is entitled.

12.02    Removal of Property

         AIRLINE has the right at any time during the term of this Agreement to remove from the Airport AIRLINE's tools, equipment, trade fixtures, and other personal property, title to which shall remain with AIRLINE, unless otherwise set forth in this Agreement, and shall remove such tools, equipment, trade fixtures, and other personal property within f if teen (15) days following termination of this Agreement, whether by expiration of time or otherwise, as provided herein, subject to any valid lien which AUTHORITY may have thereon for unpaid fees and charges. AIRLINE shall not abandon any portion of its property without the written consent of AUTHORITY. Any and all property not removed by AIRLINE within fifteen (15) days following the date of termination of this Agreement shall, at the option of AUTHORITY, become the property of AUTHORITY at no cost to AUTHORITY. Except as may be agreed to otherwise by AUTHORITY and AIRLINE, all AUTHORITY property damaged by or as a result of the removal of AIRLINE's property shall be restored by AIRLINE to the condition existing before such damage at AIRLINE's expense.

                                  ARTICLE XIII

                   RELOCATION AND IMPROVEMENTS OF FACILITIES

13.01    Relocation

AUTHORITY reserves the right, at any time during the term of this Agreement, to designate, assign or relocate AIRLINE to another location or to a facility that may be constructed or remodeled to serve the same activity.

13.02    Access to Premises

AUTHORITY may, at any time, close, relocate, reconstruct, change, alter or modify all presently designated means of access, either temporarily or permanently; provided, however, that reasonably





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convenient and adequate alternative means of access is made available to
AIRLINE.

                                  ARTICLE XIV

                    STRUCTURAL ALTERATIONS AND IMPROVEMENTS

14.01 AIRLINE may construct and install, at its sole expense, improvements in its exclusive leased areas, provided, however, that the plans and specifications, location and construction schedule for such improvements shall be approved by the Director prior to commencement of any construction.

14.02 AIRLINE shall not install permanent fixtures or construct in the Premises without first obtaining the written approval of AUTHORITY.

14.03 Prior to the commencement of any such improvements, AIRLINE shall obtain (1) a contract surety bond in a sum equal to the full amount of the construction contract awarded by AIRLINE for the improvements. Said bond shall be drawn in a form and from such company as approved by AUTHORITY, shall guarantee the faithful performance of necessary construction and completion of improvements in accordance with approved final plans and detailed specifications, and shall protect AUTHORITY against any losses and liability, damages, expenses, claims and judgments caused by or resulting from any failure of AIRLINE to perform completely the work described as herein provided; and (2) a payment bond with AIRLINE's contractor or contractors as principal, in a sum equal to the full amount of the construction contract awarded by AIRLINE for the improvements. Said bond shall guarantee payment of all wages for labor and services engaged, and of all bills for materials, supplies and equipment used in the performance of said construction contract. Any work associated with such construction or installation shall not interfere with the operation of the terminal or ramp area, or otherwise unreasonably interfere with the permitted activities of other Airport tenants and users.

14.04 AIRLINE shall require contractors to furnish satisfactory evidence of statutory worker's compensation insurance, comprehensive automobile insurance and physical damage insurance, on a builder's risk form with the interest of AUTHORITY endorsed thereon, in such amounts and in such manner as AUTHORITY may reasonably require. AUTHORITY may require additional insurance for any. alterations or improvements approved hereunder, in such limits as AUTHORITY reasonably determines to be necessary.

14.05 Upon completion of approved construction and within sixty (60) days of AIRLINE's receipt of a certificate of occupancy, a complete set of as built drawings shall be delivered to the Director for the permanent record of AUTHORITY.

14.06 All improvements made to Leased Premises and additions and alterations thereto made by AIRLINE shall be and remain the property of AIRLINE so long as this Agreement is in effect. Upon termination or cancellation of this Agreement, said additions and alterations shall become the property of AUTHORITY, excluding however, any trade fixtures, signs and other personal property of AIRLINE not permanently affixed to Leased Premises and such shall remain the property of AIRLINE.

14.07 Upon removal of any trade fixtures, signs and other personal property, AIRLINE must repair any damage to the premises caused by removal thereof.

                                   ARTICLE XV

                             DAMAGE OR DESTRUCTION

15.01    Damage and Destruction of Improvements

         A. The damage, destruction, or partial destruction of any building or other improvement which is a part of the Leased Premises shall not release AIRLINE from any obligation hereunder, except as hereinafter expressly provided, and in case of damage to or destruction of any such building or improvement, AIRLINE shall at its own cost and expense to condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of AIRLINE, it is agreed that the proceeds of any insurance covering such damages or destruction shall be made available to AIRLINE for such repair or replacement.

         B. Notwithstanding anything to the contrary in the immediate proceeding paragraph, in case of destruction of the Leased Premises or damage thereto from any cause so as to make it untenantable occurring during the last five (5) years of the term hereof, AIRLINE, if not in default hereunder, may elect to terminate this lease by written notice served on AUTHORITY within thirty (30) days after the occurrence of such damage or destruction. In the event of such termination, there shall be no obligation on the part of AIRLINE to repair or restore the Leased Premises nor any right on the part-of AIRLINE to receive any proceeds collected under any insurance policies covering the Leased Premises or any part thereof.

         C. If in the event such destruction or damage occurs during the last five (5) years of the term hereof, and AIRLINE does not elect to terminate this Lease Agreement, the proceeds from all insurance covering such damages or destruction shall be made available to AIRLINE and AIRLINE shall be obligated to repair or rebuild the Leased Premises.

         D. In addition to AIRLINE's rights under S.4.9(B) and (C) hereof, in the event of extensive damage or total destruction at any time during the term of this Agreement or an extension thereof, AIRLINE shall have the right to terminate this Agreement without penalty provided AIRLINE 1) pays off all outstanding principal and 2) pays to demolish the facility and restore

15.02    Authority's Inspection Rights

The duly authorized representative of the AUTHORITY after proper notification to AIRLINE shall have the right to enter the Leased Premises to inspect the areas at reasonable intervals during AIRLINE's regular business hours, or at any time in case of emergency, to determine whether AIRLINE has complied with and is complying with the terms and conditions of the Lease Agreement.

15.03    Authority's Obligation, Damage and Destruction

If it is determined that the damage, destruction, or partial destruction of any building or other improvement is caused by the sole negligence of AUTHORITY, its agents and employees, then the cost of replacement or repair will be borne by AUTHORITY.

15.04    Removal and Demolition

AIRLINE shall not remove or demolish, in whole or in part, any leasehold improvements placed upon the Leased Premises without the prior written consent of the AUTHORITY, who may at its discretion, condition such consent upon the obligation of AIRLINE to replace the same by an improvement specified in such consent.

15.05    Surrender of Leased Premises

Subject to the provisions of Section 4.10(D) and Section 4.11 hereof, AIRLINE agrees to surrender and deliver the Leased Premises and leasehold improvements at the termination of this Agreement in as good order and condition as the same existed at the termination of all leasehold improvements, reasonable wear and tear excepted.

                                  ARTICLE XVI

                              DEFAULT AND REMEDIES

16.01    Breach by Airline

         In addition to all other remedies available to the AUTHORITY provided herein or at law, AUTHORITY may cancel this Agreement should any one of the of the following events occur:

         A. The breach by the AIRLINE in the - performance of any covenant required to be performed by AIRLINE and the failure of the AIRLINE to commence to remedy such breach for a period of thirty (30) days after notice of breach by AUTHORITY.

         B. Abandonment by the AIRLINE of the premises or discontinuance of operations at the Airport for any period of time exceeding thirty (30) days consecutive calendar days except as previously approved by the AUTHORITY.

         C. AIRLINE fails to pay rent when due and the default continues for thirty (30) days after delivery of written demand by the AUTHORITY for the payment of rent. AIRLINE agrees that late charges as prescribed in Article V
5.03 (B) shall be considered rent.

16.02    Breach by Authority

         AIRLINE may cancel this Agreement at any time that AIRLINE is not in default to AUTHORITY by giving AUTHORITY thirty (30) days written notice, upon the happening of any one of the following events:

         A.      The permanent abandonment of the Airport as an air terminal.

         B. The default by the AUTHORITY in the performance of any covenant or agreement, contained herein and the failure of the AUTHORITY to commence to remedy such default within thirty (30) days after receipt by AUTHORITY of written notice of such default.

16.03    Remedies on Breach

         Upon default of AIRLINE, AUTHORITY may, at its discretion, take any one or more of the following remedial steps against AIRLINE:

         A. After ten (10) days written notice to AIRLINE, AUTHORITY may declare all rental payments payable under Articles II and III of this Agreement for the remainder of the term of this Agreement to be immediately due and payable.

         B. The AUTHORITY may reenter and take possession of the interest of AIRLINE without terminating this Agreement and sublease the interest of the AIRLINE to any party, or operate the same on behalf of the AIRLINE, in either case holding the AIRLINE liable for the difference, if any, between the rents and other amounts payable by AIRLINE hereunder and the rents and other amounts payable by such subleasing.

         C. After ten (10) days written notice to AIRLINE, the AUTHORITY may terminate this Agreement, exclude the AIRLINE from possession of the Leased Premises, and use the best effort to lease AIRLINE's interest therein to another party for the account of AIRLINE, holding AIRLINE liable for all rents and other amounts due under this Agreement and not paid by such other party.

         D. The AUTHORITY may take whatever other action at law or in equity that may appear necessary or desirable to collect any amounts then due and thereafter to become due from AIRLINE, or to enforce performance and observance of any obligation, agreement or covenant of AIRLINE under this Agreement.

                                                                   EXHIBIT 10.17


that interfere with such purchases.

F. The servicing by AIRLINE or its suppliers, of aircraft and other equipment being utilized at the Airport by AIRLINE on AIRLINE's Aircraft Parking Positions or such other locations as may be designated by the Director.

G. The loading and unloading of persons, property and mail by motor vehicles or other means of conveyance an AIRLINE's Aircraft Parking Positions or such other locations as may be designated by the Director.

H. The provision, either alone or in conjunction with other Scheduled Air Carriers or through a nominee, of porter/skycap service for the convenience of the public, at no cost to AUTHORITY.

I. The installation and maintenance, at AIRLINE's sole cost and expense, of identifying signs in AIRLINE's Exclusive Use Premises subject to the prior written approval of the Director. The general type and design of such signs shall be harmonious and in keeping with the pattern and decor of the Terminal areas. AUTHORITY shall permit AIRLINE to install on the walls behind ticket counters and ticket lift counters in holdrooms, and on AIRLINE's loading bridges, if any, identifying and company logo signs customarily installed by AIRLINE in such areas at comparable airport facilities.

J. The installation, maintenance and operation, at no cost to AUTHORITY, of such radio communication, computer, meteorological and aerial navigation equipment and facilities on AIRLINE's Exclusive Use Premises as may be necessary or convenient for the operation of its Air Transportation System; provided, however, that such national origin shall be excluded from participation in, denied benefits of or be otherwise subjected to discrimination, and (iii) AIRLINE shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-Discrimination in Federally Assisted Programs of the Department of Transportation - Effectuation of Title VI of the Civil Rights Act of 1964 or as said regulations may be amended.

       B. AIRLINE acknowledges that the provisions of 49 CFR, Part 23, Minority Business Enterprises (MBE) and 14 CFR, Part 152, Affirmative Action Employment Programs, may be applicable to the activities of AIRLINE under the terms of this Agreement, unless exempted by said regulations, and hereby agrees, if such provisions are applicable, to comply with all requirements of AUTHORITY, the Federal Aviation Administration, and the U.S. Department of Transportation, in reference thereto.

         C. In the event of breach of any of the above nondiscrimination covenants, AUTHORITY shall have the right to take such action as the United States Government may direct to enforce this covenant.

                                 ARTICLE XVIII
                               GENERAL PROVISIONS
18.01    Non-waiver

         No waiver of default by either party of any of the terms, covenants, or conditions of this agreement to be performed, kept and observed by the other party shall be construed to be or act as a waiver of any subsequent default of any of the terms, covenants and conditions to be performed, kept and observed by the other party and shall not be deemed a waiver of any right on the part of the other party to cancel this Agreement for failure by the other to do, perform, keep or observe any of the terms or conditions of this Agreement.

18.02    Rights Non-Exclusive

         Notwithstanding anything herein contained that may be or appear to the contrary, the rights, privileges and licenses granted under this Agreement, are "non-exclusive" and AUTHORITY reserves the right to grant similar privileges to other AIRLINES.

18.03    Covenant of Good Conduct

         Consistent with the nature of AIRLINE's business, AIRLINE agrees that occupancy of its premises will be lawful and quiet and that it will not use or permit the use of premises in any way that will tend to create a nuisance or tend to disturb other tenants or the general public. AIRLINE shall be responsible for the activity of its agents and employees with respect to the restriction and further that the officers, agents and employees of AIRLINE shall not loiter or congregate in the public areas of the Airport that are designed primarily for the use of the traveling public.

18.04    Performance

       The parties expressly agree that time is of the essence in this Agreement and failure by a party to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall, at the option of the other party without liability, in addition to any other rights or remedies, relieve the other party of any obligation to accept such performance.

18.05 Rules and Regulations.

       A. AIRLINE shall observe and obey all the laws, ordinances, regulations, directives, orders, and rules of the federal, state, County and Municipal Governments which may be applicable to its operations at the Airport.

       B. AUTHORITY may from time to time adopt, amend or revise reasonable rules and regulations for the conduct and operations of the Airport, the Terminal, the landing area, the ramp area, auto parking areas, and other Airport buildings and property, for reasons of safety, health, preservation of the property or for the maintenance of the good and orderly appearance of the Airport. AIRLINE, its employees, agents and representatives shall faithfully comply with and observe such rules and regulations of which it receives notice, except as they may conflict with regulations of another appropriate governmental AUTHORITY or as such rule or regulation would deprive AIRLINE of any of the rights hereunder. Further, AIRLINE and its employees, agents and representatives shall comply with all reasonable requests of the Director in accordance with this Article.

18.06    Permits and Licenses

         AIRLINE shall, at its sole cost and expense, be strictly liable and responsible for obtaining, paying for, maintaining current, and fully complying with, any and all permits, licensees, and other governmental authorizations, however designated, as may be required at any time throughout the entire term of this Agreement by any federal, state, or local governmental entity or any court of law having jurisdiction over AIRLINE or AIRLINE's operations and activities, for any activity of AIRLINE conducted in or on Airport premises, and for all operations conducted by AIRLINE including ensuring that all legal requirements, permits, and licenses necessary for or resulting, directly or indirectly, from AIRLINE's operations and activities in or on Airport premises have been obtained and are in full legal compliance. Upon the written request of AUTHORITY, AIRLINE shall provide to AUTHORITY copies of any and all permits and licenses which AUTHORITY may request.

18.07    Safety

         AIRLINE shall conduct its operations and activities under this Agreement in a safe manner, shall comply with all safety regulations of the AUTHORITY and with safety standards imposed by applicable federal, state, and local laws and regulations, and shall require the observance thereof by all employees, contractors, business invitees, and all other persons transacting business with or for AIRLINE resulting from, or in any way related to, the conduct of AIRLINE's business in or on airport premises. AIRLINE shall procure and maintain such fire prevention and extinguishing devices as required by AUTHORITY and shall at all times be familiar and comply with the fire regulations and orders of AUTHORITY and the fire control agency with jurisdiction at the airport, as same may now exist or hereafter come into being. AIRLINE agrees, for itself and any employee, contractor, or other person working for or on behalf of AIRLINE, to observe due care at all times as required by its knowledge herein and of circumstances.

         Neither AIRLINE, nor any employee or contractor or any person working for or on behalf of AIRLINE, shall require any personnel engaged in the performance of AIRLINE's operations to work in surroundings or under working conditions which are unsanitary, hazardous, or dangerous to his or her health or safety, as determined by standards adopted pursuant to the Occupational Safety and Health Act of 1970, as same may be amended from time to time, as well as all applicable state and local laws, regulations, and orders relative to occupational safety and health.

18.08    Inspection

         AIRLINE shall allow AUTHORITY's authorized representatives access to Leased Premises at all reasonable hours upon reasonable notice for the purpose of examining and inspecting' said premises, for purposes necessary, incidental to or connected with the performance of its obligations under this Agreement or in the exercise of its governmental functions. The notice requirement is hereby waived by AIRLINE in the event of any emergency or drill by AUTHORITY's Public Safety Department.

18.09    No Individual Liability

         No member, officer, agent, director, or employee of AUTHORITY or AIRLINE shall be charged personally or held contractually liable by or to the other party under the terms or provisions of this Agreement or because of any breach thereof or because of its or their execution or attempted execution.

18.10    Aviation Rights

         AUTHORITY reserves unto itself, its successors, and assigns for the use and benefit of the public, a right. of flight for the passage of aircraft in the airspace above the surface of the Airport, including Leased Premises, for navigation or flight in the said airspace for landing on, taking off from, or operating at the Airport.

18.11    Relationship of Parties

         Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, partners, joint venturers, or any other similar such relationship between the parties hereto. It is understood and agreed that neither the method of computation of fees and charges, nor any other provisions contained herein, nor any acts of the parties hereto creates a relationship other than the relationship of lessor and AIRLINE.

18.12    Capacity to Execute

         The individuals executing this Agreement personally warrant that they have full AUTHORITY to execute this Agreement, including any exhibits or attachments hereto, and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein. The parties further acknowledge this Agreement is the result of negotiations between the parties and shall not be construed against AUTHORITY by reason of the preparation of this Agreement by AUTHORITY.

18.13    Successors and Assigns Bound

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

18.14    Incorporation of Exhibits

         All exhibits and attachments referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

18.15    Title

         Paragraph titles are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of extent of any provision of this Agreement.

18.16    Severability

         In the event any covenant condition or provision of this Agreement is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not materially prejudice either AUTHORITY or AIRLINE in their respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

18.17    Amendments

         This Agreement constitutes the entire agreement between the parties. Except as provided herein, no amendment, modification or alterations of the terms of this Agreement shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

18.18    Approval by Authority

         A. Whenever this Agreement calls for approval by AUTHORITY, such approval shall be evidenced by the written approval of the DIRECTOR.

         B. Any approval required by either party to this Agreement shall not be unreasonably withheld or delayed.

18.19    Notice

         Whenever any notice is required by this Agreement to be made, given or transmitted to the parties hereto, such notice shall be deemed to have been given if enclosed in an envelope with sufficient postage attached, and sent by certified mail, to insure delivery, and deposited in the United States mail addressed to:

         AUTHORITY:               Director of Aviation Jacksonville Port
                                  Authority Post Office Box 3005 Jacksonville,
                                  Florida 32206

         AIRLINE                  Air South, Inc.
                                  Patrick J. O'Shea, President & CEO
                                  1800 St. Julian Place, 4th Floor
                                  Columbia, SC 29204


or in such other place as either party shall in writing designate in the manner provided herein.

18.20  Airline's Dealings with Authority

       Whenever in this Agreement, AIRLINE is required or permitted to obtain the approval of, consult with, give notice to, or otherwise deal with AUTHORITY, AIRLINE shall deal with AUTHORITY's authorized representative; and unless or until AUTHORITY shall give AIRLINE written notice to the contrary, AUTHORITY's authorized representative shall be the Director.

18.21  Independent Contractor

       The parties hereto agree that AIRLINE is an independent contractor and no subject to direction or control of AUTHORITY, except as specified in this Agreement, and except by general rules and regulations adopted for the control and regulation of the AUTHORITY and its facilities.

18.22    Agent for Service

         It is expressly understood and agreed that if OPERATOR is not a resident of the State of Florida, or is an association or partnership without a member or partner resident of said state, or is a foreign corporation not licensed to do business in Florida, then in any such event, OPERATOR does designate the Secretary of State, State of Florida, its agent for the purpose of service of process in any court action between it and AUTHORITY arising out of or based upon this Agreement. Such service shall be made as provided by the Laws of the State of Florida for service of process. If not possible, as an alternative method of service of process, OPERATOR may be personally serviced out of the State of Florida by the registered mailing of such service at the address set forth in the above section. Any such service shall constitute valid service upon OPERATOR as of the date of mailing thereof.

18.23    Interpretation

         The language of the Agreement shall be construed according to its fair meaning, and not strictly for or against either AUTHORITY or AIRLINE. The section headings appearing herein are for the convenience of the parties and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of provisions of this Agreement. If any provision of this Agreement is determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Agreement is capable of two constructions, one would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

18.24    Right to Develop Airport

         It is further covenanted and agreed that AUTHORITY reserves the right to further develop or improve the Airport and all landing areas and taxiways as it may see fit, regardless of the desires or views of AIRLINE and without interference or hindrance. AIRLINE agrees that it shall have not claim against AUTHORITY for damages arising out of the development and normal operation conducted by AUTHORITY at the Airport.

18.25    Radon Gas

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over a period of time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

18.26    Governing Law

         This Agreement is to be read and construed in accordance with the Laws of the State of Florida and Duval County. The parties hereto agree that any court of proper jurisdiction presiding in Duval County, Florida shall be the forum for any actions brought hereunder.

18.27    Attorney Fees

         In the event any action or suit or proceeding is brought to collect rentals, fees or charges or any portion thereof due AUTHORITY and payable by AIRLINE, to take possession of Premises, to enforce AIRLINE's compliance with any other provisions of this Agreement or for AIRLINE's failure to observe any of the covenants of this Agreement, AIRLINE agrees to pay AUTHORITY all attorney fees incurred in said suit, action or proceeding.

18.28    Force Majeure

         Except as herein provided, neither AUTHORITY nor AIRLINE shall be deemed to be in default hereunder if either party is prevented from performing any of the obligations other than the payment of fees and charges hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortages of energy or materials, acts of God, acts of the public enemy, acts of superior governmental AUTHORITY, weather conditions, riots, rebellion, or sabotage, or any other circumstances for which it is not responsible or which are not within its control. Under no circumstances shall the happening of any event provided for in this Section excuse AIRLINE from paying the fees and charges due hereunder and payable to AUTHORITY by AIRLINE during the term of this Agreement.

18.29    Other Agreements

         Other than as set forth herein, nothing contained in this Agreement shall be deemed or construed to nullify, restrict or modify in any manner the provisions of any other lease or contract between AUTHORITY and AIRLINE authorizing the use of the Airport, its facilities and appurtenances upon or payment of fees and charges therein provided, except as this Agreement may apply to the activities under the restated Agreement.

                                  ARTICLE XIX

                                ENTIRE AGREEMENT

         The parties hereto understand and agree that this instrument contains the entire agreement between the parties. The parties further understand and agree that neither party nor its agents have made representation or promises with respect to this Agreement except as expressly set forth herein; and that no claim or liability shall arise for any representations or promises not expressly stated in this Agreement; any other written or oral agreement with AUTHORITY being expressly waived.

IN WITNESS WHEREOF, AUTHORITY and AIRLINE have executed this Agreement the day and year first above written.

WITNESS:                                   JACKSONVILLE PORT AUTHORITY

                                           By:
------------------------------                 ------------------------------

------------------------------             ----------------------------------
Print Name                                 Title


                                           -----------------------------------
                                           Print Name

WITNESS:                                   AIR SOUTH, INC.


------------------------------             -----------------------------------
                                           By:

------------------------------             -----------------------------------
Print Name                                 Title


                                           -----------------------------------
                                           Print Name

APPROVED:

------------------------------
Thomas R. Welch.
Counsel for JPA


APPROVED:


----------------------------------
Ray M. VanLandingham
Director, Corporate Services